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                                                                    Exhibit 10.5

THIS WARRANT WAS ISSUED ON MARCH 30, 2004, AND SUCH ISSUANCE WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THIS WARRANT AND THE SECURITIES OBTAINABLE UPON EXERCISE HEREOF IS SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE NOTE AND EQUITY PURCHASE AGREEMENT, DATED AS OF MARCH 30, 2004 (AS AMENDED FROM TIME TO TIME, THE "PURCHASE AGREEMENT"), BY AND AMONG THE ISSUER HEREOF, CORRPRO COMPANIES, INC., ITS U.S. AND CANADIAN SUBSIDIARIES, AMERICAN CAPITAL FINANCIAL SERVICES, INC., AMERICAN CAPITAL STRATEGIES, LTD. AND THE OTHER PURCHASERS NAMED THEREIN, AND CORRPRO COMPANIES, INC. RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY CORRPRO COMPANIES, INC. TO THE HOLDER HEREOF WITHOUT CHARGE.

                                     WARRANT

Date of Issuance:  March 30, 2004                            Certificate No. W-1

         FOR VALUE RECEIVED, CORRPRO COMPANIES, INC., an Ohio corporation (the "Company"), hereby grants to AMERICAN CAPITAL STRATEGIES, LTD., or its registered assigns (the "Registered Holder") the right to purchase from the Company 3,936,967 shares (as adjusted from time to time hereunder, the "Exercise Shares"), of the Company's Common Stock, no par value ("Common Stock"), at a price per share of $0.001, but in no event more than $100 in the aggregate (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is one of, a portion of, or a successor to one or more Warrants (collectively, the "Warrants") originally issued by the Company to certain investors on March 30, 2004, in connection with the purchase of the Senior Secured Subordinated Notes (as defined in the Purchase Agreement). Certain capitalized terms used herein are defined in Section 4 hereof. Certain capitalized terms used and not defined herein are defined in the Purchase Agreement. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant is subject to the following provisions:

         1A.      Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time, to and including the date that is the seventh (7th) anniversary of the original date of issuance (the "Exercise Period").

                  (i) Exercise Procedure. This Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                           (a)      A completed Exercise Agreement, as described
in paragraph 1B below, executed by the Registered Holder exercising all or part of the purchase rights represented by this Warrant;

                           (b)      this Warrant;

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                           (c)      if this Warrant is not registered in the
name of the initial Registered Holder, an assignment or assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Registered Holder, in which case the initial Registered Holder will have complied with the provisions set forth in Section 6 hereof; and

                           (d)      payment of an amount equal to the lesser of
the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise or $100 (the "Aggregate Exercise Price") in the form of, at the Registered Holder's option, (1) a check payable to the Company, (2) a wire transfer of funds to an account designated by the Company, or (3) cancellation of any debt and/or accrued but unpaid interest owed by the Company to the Registered Holder; provided, however, that the Registered Holder may exercise this Warrant in whole or in part by the surrender of this Warrant to the Company, with a duly executed Exercise Agreement marked to reflect "Net Issue Exercise" and specifying the number of shares of Common Stock to be purchased and upon such Net Issue Exercise, the Registered Holder shall be entitled to pay the exercise price for Common Stock purchased hereunder by cancellation of shares of Common Stock to be purchased hereunder, valued at Fair Market Value less the Exercise Price thereof.

                  (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Registered Holder within five Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such five Business Days period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                  (iii) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

                  (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant will, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                  (v) The Company will not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                  (vi) The Company shall assist and cooperate with any Registered Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

                  (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the Registered Holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

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                  (viii)   The Company shall at all times reserve and keep
available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, the number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, except those that may be created by the Registered Holder. The Company shall use commercially reasonable efforts to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

                  1B.      Exercise Agreement. Upon any exercise of this
Warrant, the Exercise Agreement will be substantially in the form set forth in
Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement will be dated the actual date of execution thereof.

                  1C.      Fractional Shares. If a fractional share of Common
Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five (5) Business Days after the date of the Exercise Time, either (i) round up such number of shares to the next highest whole number or (ii) deliver to the Registered Holder a check payable to the Registered Holder in lieu of such fractional share in an amount equal to the difference between the Fair Market Value of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

         Section 2. Adjustment of Number of Exercise Shares. In order to prevent dilution of the rights granted under this Warrant, the number of Exercise Shares shall be subject to adjustment from time to time as provided in this Section 2.

                  2A.      Adjustment of Number of Exercise Shares upon Issuance
of Shares of Common Stock or Stock Equivalents. If and whenever on or after the actual date of issuance of this Warrant (notwithstanding anything to the contrary set forth in Section 7 hereof), the Company issues or sells, or in accordance with paragraph 2B is deemed to have issued or sold, any shares of Common Stock for a consideration per share of Common Stock less than the Fair Market Value per share of Common Stock at the time of such issue or sale (not including the issuance of any Outstanding Securities), then forthwith upon such issue or sale, the Exercise Shares will be increased by multiplying such number by a fraction, (A) the numerator of which is the Fair Market Value per share of Common Stock at the time of such issue or sale and (B) the denominator of which is the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Fair Market Value per share of Common Stock at the time of such issue or sale times the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issue or sale, plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by (b) the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issue or sale; provided, however, that notwithstanding any other provision of this paragraph 2A or of paragraph 2B, no adjustment shall be made for the issuance of Outstanding Securities.

                  2B.      Effect on Exercise Shares of Certain Events. For
purposes of determining the adjusted Exercise Shares of Common Stock under paragraph 2A above, the following will be applicable:

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                  (i)      Issuance of Stock Equivalents. If, after the actual
date of issuance of this Warrant (notwithstanding anything to the contrary set forth in Section 7 hereof), the Company in any manner grants or issues Stock Equivalents, other than as permitted by the Purchase Agreement and other than which are Outstanding Securities (or any option, warrant, right or similar security or claim exercisable into, exchangeable for, or convertible into Outstanding Securities), and the lowest price per share of Common Stock for which any one share of Common Stock of the Company or analogous economic right is issuable upon the exercise of any such Stock Equivalent is less than the Fair Market Value at the time of the granting or issuing of such Stock Equivalent, then such shares of Common Stock will be deemed to have been issued and sold by the Company for such price per share of Common Stock. For purposes of this paragraph, the "lowest price per share of Common Stock for which any one share of Common Stock or analogous economic right is issuable" will be equal to the sum as of the time of the grant of the lowest amounts of consideration (if any) received or receivable by the Company (whether payment for the Stock Equivalent or as payment for the exercise or conversation of the Stock Equivalent) with respect to any one share of Common Stock or analogous economic right upon the exercise of the Stock Equivalent (whether by conversion, exchange or otherwise) or other similar indication of the price per share of Common Stock (such as the floor value for stock appreciation rights). No further adjustment of the Exercise Shares will be made upon the actual issue of such shares of Common Stock or upon the exercise of any rights under the Stock Equivalents.

                  (ii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Stock Equivalent, the additional consideration, if any, payable upon the issue, conversion or exchange of any Stock Equivalent, or the rate at which any Stock Equivalent is convertible into or exchangeable for shares of Common Stock changes at any time, the Exercise Shares in effect at the time of such change will be readjusted to the Exercise Shares which would have been in effect at such time had such Stock Equivalent still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that if such adjustment would result in a decrease in the Exercise Shares then in effect, the Company will promptly give written notice thereof to all holders of the Warrants.

                  (iii) Treatment of Expired and Unexercised Stock Equivalents. Upon the expiration of any Stock Equivalent or the termination of any right to convert or exchange any Stock Equivalent without the exercise of such Stock Equivalent, the Exercise Shares then in effect will be adjusted to the Exercise Shares which would have been in effect at the time of such expiration or termination had such Stock Equivalent, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that if such expiration or termination would result in a decrease in the Exercise Shares then in effect, the Company will promptly give written notice thereof to all holders of the Warrants.

                  (iv) Calculation of Consideration Received. If any shares of Common Stock or Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company. In case any shares of Common Stock or Stock Equivalents are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the Fair Market Value of such consideration. In case any shares of Common Stock or Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Stock Equivalents, as the case may be.

                  (v) Integrated Transactions. In case any Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Stock Equivalent by the parties thereto, the

                                       4

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consideration attributable to the Stock Equivalent shall be determined in good faith by the Board of Directors of the Company; provided however, if the Holders dispute the Board of Directors' determination, an appraiser acceptable to Holder shall be retained to determine such consideration at the expense of the Company; provided that, if such appraiser's determination is equal to or greater than 10% of the amount determined by the Board of Directors of the Company, then the Holders shall pay the expense of such appraiser.

                  (vi) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, or Stock Equivalents or
(B) to subscribe for or purchase Common Stock or Stock Equivalents, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  2C.      Subdivision or Combination of Common Stock. If the
Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Shares in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Shares in effect immediately prior to such combination will be proportionately decreased.

                  2D.      Reorganization, Reclassification, Consolidation,
Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (as determined by the Board of Directors, but in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof will thereafter be applicable to the Warrants. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  2E.      Notices.

                  (i) Promptly upon any adjustment of the Exercise Shares, the Company will give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

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                  (ii)     The Company will give written notice to the
Registered Holder at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Company will also give written notice to the Registered Holders at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

         Section 3. Dividends

         3A.      In the event that, during the term of the Warrants, the
Company pays any cash dividend or makes any cash distribution to any holder of Common Stock each Registered Holder shall be entitled to receive in respect of its Warrant a dilution fee in cash (the "Dilution Fee") on the date of payment of such dividend or distribution, which Dilution Fee shall be equal to the difference between (a) the product of (i) the highest amount per share paid to holders of Common Stock times (ii) the number of Exercise Shares to which the Holder is then entitled. No such dividend or distribution shall be paid unless the Holders shall have received advance written notice thereof at least ten (10) days prior to the record date.

         3B.      If the Company declares or pays a dividend upon the Common
Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         Section 4. Definitions. The following terms have meanings set forth below:

         "Common Stock" means, collectively, Common Stock and, except for purposes of the shares obtainable upon exercise of this Warrant, any capital stock of any class of the Company hereafter authorized that is not limited to a fixed sum (plus dividends accrued thereon, if any) or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Company" shall have the meaning set forth in the introductory paragraph hereof.

         "Dilution Fee" shall have the meaning set forth in paragraph 3A.

         "Exercise Period" shall have the meaning set forth in paragraph 1A.

         "Exercise Price" shall have the meaning set forth in the introductory paragraph hereof.

         "Exercise Shares" shall have the meaning set forth in the introductory paragraph hereof.

         "Exercise Time" shall have the meaning set forth in paragraph 1A.

         "Fair Market Value" of a security means (i) if determined in connection with a sale of substantially all of the assets of or securities issued by the Company to an unrelated third party, the value to be realized by the holder of the security as a result thereof, (ii) otherwise, if available, the Market Price

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thereof, and (iii) otherwise, if Market Price is not available, the value as determined by the board of directors of the Company, in good faith.

         "Fully Diluted Basis" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of Stock Equivalents then outstanding (including Warrants), regardless of their exercise price or its equivalent.

         "Initial Fully Diluted Shares" shall mean that number of shares of Common Stock which is equal to the sum, without duplication, of (i) the number of shares of Common Stock outstanding as of the Closing Date. (ii) the number of shares of Common Stock issuable upon exercise of this Warrant, the other Warrants and the Outstanding Warrants, (iii) 4,542,654 shares of Common Stock, issuable upon exercise of Stock Equivalents outstanding as of the Closing Date and Stock Equivalents that may be granted in the future under the Option Plans, and (iv) the number of shares of Common Stock issuable due to the effects of any anti-dilution adjustment to any of the foregoing upon the issuance of this or any of the securities contemplated in clauses (ii) and (iii) above.

         "Liquidating Dividend" shall have the meaning set forth in paragraph
3B.

         "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which "Market Price" is being determined and the twenty-nine (29) consecutive Business Days prior to such day.

         "Option Plans" shall mean, collectively, (i) the 1997 Non-Employee Directors' Stock Option Plan of the Company, as amended, (ii) the 1997 Long-Term Incentive Plan of the Company, as amended, (iii) the Company's Employee Stock Purchase Plan, (iv) the 2001 Non-Employee Director Stock Appreciation Rights Plan of the Company and (v) any other stock option plan of the Company adopted by the Board of Directors of the Company and, to the extent required by applicable law, approved by the shareholders of the Company.

         "Organic Change" shall have the meaning set forth in paragraph 2D.

         "Outstanding Securities" shall mean (i) shares of Common Stock issued or issuable upon exercise of this Warrant and the other Warrants, (ii) shares of Common Stock issued or issuable upon exercise of the Outstanding Warrants, and
(iii) up to an aggregate of 4,542,654 shares of Common Stock issued on or after the date hereof upon exercise of Stock Equivalents granted prior to, on or after the date hereof under the Option Plans.

         "Outstanding Warrants" shall mean the warrants evidenced by (i) that certain Warrant, dated as of September 23,2002, issued by the Company to Bank One, NA, (ii) that certain Warrant, dated as of September 23, 2002, issued by the Company to The Prudential Insurance of America and (iii) that certain Warrant, dated as of March 30, 2004, issued by the Company to CorrPro Investments, LLC.

         "Person" means an individual, a sole proprietorship, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Registered Holder" shall have the meaning set forth in the introductory paragraph hereof.

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         "Stock Equivalents" means any option, warrant, right or similar security or claim exercisable into, exchangeable for, or convertible to shares of Common Stock or the economic equivalent value of shares of Common Stock (including, by way of illustration, stock appreciation rights).

         "Warrants" shall have the meaning set forth in the introductory paragraph hereof.

         Section 5. No Voting Rights; Limitations of Liability. This Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

         Section 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

         Section 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. Except as expressly set forth herein, the date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

         Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 9. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, one Business Day after being so sent or three Business Days after being so deposited in the U.S. Mail
(i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

         Section 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants; provided, that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 60% of the shares of Common Stock obtainable upon exercise of all the Warrants then outstanding.

         Section 11. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of Ohio.

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                           CORRPRO COMPANIES, INC.

                                           By: /s/ Robert M. Mayer
                                               ---------------------------------
                                               Robert M. Mayer
                                               Chief Financial Officer